                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A
                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



                                FEBRUARY 15, 2000
                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)




                     WARNER CHILCOTT PUBLIC LIMITED COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)






       IRELAND                         005-52501         NOT APPLICABLE
(STATE OR OTHER JURISDICTION       (COMMISSION FILE      (IRS EMPLOYER
OF INCORPORATION OR ORGANIZATION)      NUMBER)          IDENTIFICATION NO.)

                          LINCOLN HOUSE, LINCOLN PLACE,
                                DUBLIN 2,IRELAND
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)




                                 353-1-662-4962
                         (REGISTRANT'S TELEPHONE NUMBER,
                              INCLUDING AREA CODE)

                                   FORM 8-K/A

         This Form 8-K/A amends the Current Report on Form 8-K of Warner Chilcott, plc (the "Registrant") previously filed with the Securities and Exchange Commission on February 28, 2000, to update Item 2 to report the adjustment of the price paid to acquire three branded pharmaceutical products from Bristol-Myers Squibb Company, Estrace(R) cream, Ovcon(R) 35 and Ovcon(R) 50 (the "Acquired Products"), and to file the financial statements and pro forma financial information required by Item 7 of Form 8-K.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         As previously reported, as of February 15, 2000, Warner Chilcott, Inc., a wholly owned subsidiary of the Registrant, acquired three branded pharmaceutical products from Bristol-Myers Squibb Company pursuant to an Asset Purchase Agreement dated January 26, 2000. The initial purchase price of $180.0 million was financed through an offering of $200.0 million aggregate principal amount of 12 5/8% senior notes issued by Warner Chilcott, Inc. under Rule 144A of the Securities Act of 1993, as amended, and guaranteed by the Registrant. The purchase price for the Acquired Products was subject to adjustment based upon estimates of the amount of inventory of the Acquired Products held by wholesalers and distributors as of January 31, 2000. Under terms of the Asset Purchase Agreement, the purchase price for the Acquired Products was reduced by $4.9 million dollars and on April 13, 2000 Warner Chilcott, Inc. received payment of such amount.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a) Financial statements of business acquired

         Filed herewith as a part of this report are the audited statements of net sales and product contribution for Estrace(R) cream, Ovcon(R) 35 and Ovcon(R) 50, for each of the three years ended December 31, 1997, 1998 and 1999 and the report of KPMG LLP, independent certified public accountants for the Registrant, thereon and with the notes thereto.

         (b) Pro forma financial information

         The following unaudited pro forma consolidated financial statements are attached hereto:

                  a. Unaudited pro forma consolidated balance sheet as of December 31, 1999 and notes thereto

                  b. Unaudited pro forma consolidated statement of operations for the year ended December 31, 1999 and notes thereto


         (c)      Exhibits

                  The following exhibits are filed pursuant to Item 601 of Regulation S-K:

                  23.1     Consent of KPMG LLP

                  10.1* Asset Purchase Agreement dated as of January 26, 2000, between Bristol-Myers Squibb Company and Warner Chilcott, Inc. (Previously filed by the Registrant on its Report on Form 8-K filed February 28, 2000, as amended by this Form 8-K/A.)

                  10.2* Estrace Transitional Support and Supply Agreement dated as of January 26, 2000, between Westwood-Squibb Pharmaceuticals, Inc. and Warner Chilcott, Inc. (Previously filed by the Registrant on its Report on Form 8-K filed February 28, 2000, as amended by this Form 8-K/A.)

                  10.3* Ovcon Transitional Support and Supply Agreement dated as of January 26, 2000, between Bristol-Myers Squibb Laboratories Company and Warner Chilcott, Inc. (Previously filed by the Registrant on its Report on Form 8-K filed February 28, 2000, as amended by this Form 8-K/A.)

                  99.1 Press release of Warner Chilcott, plc dated February 14, 2000. (Previously filed by the Registrant on its Report on Form 8-K filed February 28, 2000, as amended by this Form 8-K/A.)

                  99.2 Press release of Warner Chilcott, plc dated February 16, 2000. (Previously filed by the Registrant on its Report on Form 8-K filed February 28, 2000 as amended by this Form 8-K/A.)


* Confidential material has been omitted from this exhibit and will be filled separately with the SEC pursuant to a request for confidential treatment.

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors
Warner Chilcott Public Limited Company:


We have audited the accompanying historical statements of net sales and product contribution for the years ended December 31, 1999, 1998 and 1997, of the Ovcon and Estrace Cream product lines (the Products) of Apothecon, a subsidiary of Bristol-Myers Squibb Company. These historical statements are the responsibility of Apothecon's management. Our responsibility is to express an opinion on these historical statements based on our audits.

We conducted our audits in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the historical statements of net sales and product contribution are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in these historical statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the historical statements. We believe that our audits provide a reasonable basis for our opinion.

As described in note 2, the accompanying historical statements of net sales and product contribution attributable to the Products are not intended to be a complete presentation of the Ovcon and Estrace Cream product lines' financial position or results of operations.

In our opinion, the historical statements referred to above present fairly, in all material respects, the net sales and product contribution of the Products as described in note 2 for the years ended December 31, 1999, 1998 and 1997, in conformity with United States generally accepted accounting principles.



/s/ KPMG LLP
Short Hills, New Jersey
March 31, 2000

                  OVCON AND ESTRACE CREAM PRODUCTS OF APOTHECON

                 (A SUBSIDIARY OF BRISTOL-MYERS SQUIBB COMPANY)

           HISTORICAL STATEMENTS OF NET SALES AND PRODUCT CONTRIBUTION

              FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

                                 (IN THOUSANDS)


                                                             1999                1998                1997
                                                             ----                ----                ----
Net sales                                                 $ 49,998            $ 68,696           $  62,225
Cost of goods sold                                           2,613               4,173               2,889
Distribution                                                   613                 728                 606
Marketing                                                    1,861                 837                 842
Promotion                                                    1,314                 588                 631
                                                          --------            --------           ---------
     Product contribution                                 $ 43,597            $ 62,370           $  57,257
                                                          ========            ========           =========


See accompanying notes to historical statements of net sales and product contribution.

                  OVCON AND ESTRACE CREAM PRODUCTS OF APOTHECON
                 (A Subsidiary of Bristol-Myers Squibb Company)

    Notes to the Historical Statements of Net Sales and Product Contribution

                        December 31, 1999, 1998 and 1997

                                 (In Thousands)


(1)    DESCRIPTION OF BUSINESS

       Ovcon and Estrace Cream (the Products) were manufactured and marketed by Apothecon, a subsidiary of Bristol-Myers Squibb Company (BMS). Ovcon is an oral contraceptive and is indicated for the prevention of pregnancy. Estrace Cream is a hormone replacement vaginal cream. The Products are sold primarily through distributors in the United States. The Products were acquired by Warner Chilcott Public Limited Company (WC) on February 15, 2000.


 (2)   BASIS OF PRESENTATION

       The accompanying historical statements present the combined net sales and product contribution of the Products. These historical statements include all the adjustments necessary for a fair presentation of the net sales and product contribution of the Products. These historical statements set forth the net sales and operational expenses attributable to the Products and do not purport to represent all of the costs, expenses and resultant operating earnings or complete financial statements associated with a stand alone, separate entity.

       The statements of net sales and product contribution include amounts attributable to the manufacture, distribution, marketing and promotion of the Products. Net sales include gross sales less product specific sales returns, cash discounts, government rebates, and certain other customer discounts.

       Inventories are valued at average cost, not in excess of market value.

       In January 1999, BMS entered into a co-promotion agreement with WC to expand promotion of the Products to physicians. Costs associated with this agreement were $716 in 1999 and are classified in marketing expense.


 (3)   NET SALES

                                                     FOR THE YEARS ENDED
                                                         DECEMBER 31,
                                                         -----------
                                                 1999             1998             1997
                                                 ----             ----             ----
Gross sales                                   $ 57,171         $ 75,348         $ 70,284
Returns                                          3,384            3,137            4,977
Cash discounts                                   1,279            1,679            1,472
Government rebates                                 482              709              540
Other customer discounts                         2,028            1,127            1,070
                                              --------         --------         --------
        Net sales                             $ 49,998         $ 68,696         $ 62,225
                                              ========         ========         ========

                  OVCON AND ESTRACE CREAM PRODUCTS OF APOTHECON
                 (A Subsidiary of Bristol-Myers Squibb Company)

    Notes to the Historical Statements of Net Sales and Product Contribution

                        December 31, 1999, 1998 and 1997

                                 (In Thousands)

                                                       FOR THE YEARS ENDED
                                                            DECEMBER 31,
                                                            -----------
                                                 1999            1998             1997
                                                 ----            ----             ----
Net sales:
     Ovcon                                    $ 28,566         $ 48,394          $ 47,852
     Estrace Cream                              21,432           20,302            14,373
                                              --------         --------          --------
                                              $ 49,998         $ 68,696          $ 62,225
                                              ========         ========          ========


Product contribution:
     Ovcon                                    $ 24,982         $ 43,519          $ 43,699
     Estrace Cream                              18,615           18,851            13,558
                                              --------         --------          --------
                                              $ 43,597         $ 62,370          $ 57,257
                                              ========         ========          ========


Sales are recorded when goods are shipped. Returns in 1997 include a voluntary recall relating to Ovcon packaging.

There were four customers individually accounting for more than 10% of the Products' gross sales in all years presented. In the aggregate these customers accounted for approximately 65% - 85% of total gross sales.

                 UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

         The following unaudited pro forma consolidated financial information of Warner Chilcott Public Limited Company ("Warner Chilcott") is based on the historical consolidated financial statements of Warner Chilcott, adjusted to give pro forma effect to the following, which we collectively refer to as the "transactions": (1) the acquisition of the three branded pharmaceutical products from Bristol-Myers Squibb ("BMS") for $175.1 million, (2) the issuance of $200.0 million face amount of 12 5/8% senior notes at a discount of $3.7 million to yield 13.0% (the "Notes"), (3) the repayment of amounts outstanding under our prior working capital facility, (4) the redemption of our remaining senior subordinated discount notes due 2001, and (5) the closing of a new senior credit facility.

         The unaudited pro forma consolidated balance sheet as of December 31, 1999 gives effect to the transactions as if they had occurred on December 31, 1999. The unaudited pro forma consolidated statement of operations for the year ended December 31, 1999 gives effect to the transactions as if they had occurred on January 1, 1999. The unaudited pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable under the circumstances. The unaudited pro forma consolidated financial statements do not purport to represent what Warner Chilcott's results of operations or financial condition would actually have been had the transactions occurred on such dates, nor do they purport to project Warner Chilcott's results of operations or financial condition for any future period or date. The information set forth below should be read together with the special purpose financial statements of net sales and product contribution of the three branded pharmaceutical products which we acquired from BMS included elsewhere in this Form 8-K/A and Warner Chilcott's consolidated financial statements filed on Form 10-K with the SEC.

         The acquisition of the branded pharmaceutical products from BMS was accounted for as a purchase. Under purchase accounting, the total purchase price is allocated to the tangible and intangible assets acquired based upon their respective fair values as of the purchase date in accordance with Accounting Principles Board Opinion No. 16. The allocation of the purchase price for the branded pharmaceutical products from BMS resulted in an allocation of $168.0 million to the products and $7.1 million to goodwill as there were no tangible assets acquired. The accompanying unaudited pro forma consolidated financial statements are based on this allocation.

                         WARNER CHILCOTT PUBLIC LIMITED COMPANY
                     UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 AS OF DECEMBER 31, 1999

                             (IN THOUSANDS OF U.S. DOLLARS)

                                                                            WARNER         PRO FORMA
                                                                           CHILCOTT       ADJUSTMENTS         PRO FORMA
                                                                            ------        -----------         ---------
 ASSETS
      Current Assets:
          Cash and cash equivalents                                      $  50,954        $   (9,815) (1)     $  41,139

          Accounts receivable                                               11,526                               11,526

          Inventories                                                        4,025                                4,025

          Prepaid expense and other assets                                     915                                  915
                                                                         ---------                            ---------
             Total current assets                                           67,420                               57,605
                                                                         ---------                            ---------

      Fixed Assets:
          Equipment, furniture and fixtures                                  1,177                                1,177



      Intangible assets                                                     63,658           175,054 (2)        238,712



      Deferred financing costs                                                 207             7,793 (3)          8,000
                                                                         ---------                            ---------
             Total assets                                                $ 132,462                            $ 305,494
                                                                         =========                            =========

 LIABILITIES
      Current Liabilities:
          Accounts payable                                                $  3,204                            $   3,204

          Accrued liabilities                                                7,438                                7,438

          Due to Elan Corporation, plc and subsidiaries                        262                                  262
                                                                         ---------                            ---------
             Total current liabilities                                      10,904                               10,904
                                                                         ---------                            ---------
      Other Liabilities:
          Working capital facility                                          12,098           (12,098) (4)             -

          Senior Subordinated Discount Notes Due 2001                       10,476           (10,476) (4)             -

          Senior Subordinated Notes Due 2010                                     -           196,337  (4)       196,337
                                                                         ---------                            ---------
             Total long-term debt                                           22,574                              196,337
                                                                         ---------                            ---------
             Total liabilities                                              33,478                              207,241
                                                                         ---------                            ---------

 SHAREHOLDERS' EQUITY
      Ordinary Shares, par value $.05 per share; 50,000,000
          shares authorized, 12,377,034 shares issued and
          outstanding at December 31, 1999                                     619                                  619
      Deferred Shares, par value IR pound sterling 1 per share; 30,000 shares authorized, 30,000 shares issued and outstanding
          at December 31, 1999                                                  45                                   45
      Additional paid-in capital                                           209,062                              209,062

      Accumulated deficit                                                 (110,279)             (731) (5)      (111,010)
      Deferred compensation                                                   (463)                                (463)
                                                                         ---------                            ---------
             Total shareholders' equity                                     98,984                               98,253
                                                                         ---------                            ---------
                   Total liabilities and shareholders' equity            $ 132,462                            $ 305,494
                                                                         =========                            =========



See accompanying notes to unaudited pro forma consolidated balance sheet.

                  WARNER CHILCOTT PUBLIC LIMITED COMPANY
          NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                      (IN THOUSANDS OF U.S. DOLLARS)

(1)      Cash and cash equivalents - to reflect adjustments to record the following:
              To record the proceeds from the issuance of the Notes...........................   $ 196,337
              To record the payment for the acquisition of the branded
                           pharmaceutical products from BMS...................................    (175,054)
              To record the repayment of amounts outstanding under the prior credit facility .     (12,098)
              To record the redemption of outstanding senior subordinated discount notes......     (10,476)
              To record the payment of the prepayment penalty on outstanding senior
                           subordinated discount notes .......................................        (524)
              To record the payment of transaction fees associated with the issuance
                           of the Notes and the new senior credit facility ...................      (8,000)
                                                                                                 ---------

                       Total..................................................................   $  (9,815)

(2)       Intangible assets --- to reflect an adjustment to record the intangible assets associated with the acquisition of the three branded pharmaceutical
               products from BMS..............................................................   $ 175,054

(3)      Deferred financing costs --- to reflect adjustments to record the following:
            Deferred financing costs related to the issuance of the
               Notes and the new senior credit facility ......................................   $   8,000
            To eliminate unamortized deferred financing costs related to the prior credit
               facility ......................................................................        (114)
            To eliminate unamortized deferred financing costs related to the
               outstanding senior subordinated discount notes ................................         (93)
                                                                                                 ---------
                       Total..................................................................   $   7,793

(4)      Other Liabilities - to reflect adjustments to record the following:
            To record the repayment of amounts outstanding under the prior credit
               facility .....................................................................    $ (12,098)
            To record the repayment of outstanding senior subordinated discount notes .......      (10,476)
            To record the issuance of the Notes, net of $3,663 of discount...................      196,337

(5)      Accumulated deficit --- to reflect adjustments to record the following:
            To record the write-off of the unamortized deferred financing costs
               from the prior credit facility................................................    $    (114)
            To record the write-of the unamortized deferred financing costs
               from outstanding senior subordinated discount notes ...........................         (93)
            To record the prepayment penalty associated with the retirement of
               the outstanding senior subordinated discount notes ............................        (524)
                                                                                                 ---------
                  Total ......................................................................   $    (731)
                                                                                                 =========

                    WARNER CHILCOTT PUBLIC LIMITED COMPANY
           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1999

           (IN THOUSANDS OF U.S. DOLLARS, EXCEPT PER SHARE AMOUNTS)


                                                                WARNER                            PRO FORMA
                                                               CHILCOTT       BMS PRODUCTS (1)   ADJUSTMENTS           PRO FORMA
                                                               --------      ---------------    ------------           ---------
 REVENUES
      Branded product sales                                 $   34,813        $    49,998       $         -           $   84,811
      Generic product sales                                     13,767                  -                 -               13,767
      Marketing alliance and other revenue                      25,455                  -                 -  (3)          25,455
                                                            ----------        -----------       -----------           ----------
                  Total revenues                                74,035             49,998                 -              124,033
                                                            ----------        -----------       -----------           ----------

 OPERATING  EXPENSES
      Cost of goods sold                                        27,704              2,613              (713) (2)          29,604
      Selling, general and administrative                       46,409              3,788                 -  (3)          50,197
      Depreciation and amortization                              5,520                  -             8,753  (4)          14,273
      Research and development                                   3,100                  -                 -                3,100
                                                            ----------        -----------       -----------           ----------
                   Total operating expenses                     82,733              6,401             8,040               97,174
                                                            ----------        -----------       -----------           ----------
 OPERATING INCOME (LOSS)                                        (8,698)            43,597            (8,040)              26,859
                                                            ----------        -----------       -----------           ----------

 OTHER INCOME (EXPENSE)
      Interest income                                            2,264                  -              (460) (5)           1,804
      Interest expense                                          (3,011)                 -           (23,559) (6)         (26,570)
      Gain on sale of assets                                     2,744                  -                 -                2,744
                                                            ----------        -----------       -----------           ----------
                  Total other income (expense)                   1,997                  -           (24,019)             (22,022)
                                                            ----------        -----------       -----------           ----------

 INCOME (LOSS) BEFORE TAXES                                     (6,701)            43,597           (32,059)               4,837
                                                            ----------        -----------       -----------           ----------

 Income taxes                                                       -                  -                 -   (7)              -
                                                            ----------        -----------       -----------           ----------

 INCOME (LOSS) BEFORE NON-RECURRING CHARGES DIRECTLY        $   (6,701)        $   43,597       $   (32,059)          $    4,837
      RELATED TO THE TRANSACTIONS(8)                        ==========        ===========       ===========           ==========


   WEIGHTED AVERAGE ORDINARY SHARES OUTSTANDING
      Basic                                                 12,367,706                                                12,367,706
                                                            ==========                                                ==========
      Diluted                                                                                                         12,460,649
                                                                                                                      ==========

  INCOME (LOSS) BEFORE NON-RECURRING CHARGES DIRECTLY
      RELATED TO THE TRANSACTIONS PER ORDINARY SHARE(8)
      Basic                                                 $    (0.54)                                               $     0.39
                                                            ==========                                                ==========
      Diluted                                                                                                         $     0.39
                                                                                                                      ==========




See accompanying notes to unaudited pro forma consolidated statement of operations.

                     WARNER CHILCOTT PUBLIC LIMITED COMPANY
        NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

The unaudited pro forma consolidated financial information is based on the historical financial statements of Warner Chilcott Public Limited Company (''Warner Chilcott''), adjusted to give pro forma effect to the acquisition of the three branded pharmaceutical products from Bristol-Myers Squibb (''BMS''), issuance of the Notes, the repayment of amounts outstanding under our prior working capital facility, the redemption of our remaining outstanding senior subordinated discount notes due 2001 and the closing of a new senior credit facility.

The unaudited pro forma consolidated statement of operations for the year ended December 31, 1999 gives effect to the above as if they had occurred on January 1, 1999. The unaudited pro forma adjustments set forth below are based upon available information and assumptions that Warner Chilcott believes are reasonable under the circumstances. The unaudited pro forma consolidated statement of operations does not purport to project Warner Chilcott's operating results of operations for any future period. The statement of operations does not include the impact of any non-recurring charges related to the transactions, including those described in note (5) of the notes to the unaudited pro forma consolidated balance sheet. The information set forth below should be read together with Warner Chilcott's consolidated financial statements and related notes and the special purpose historical statements of net sales and product contribution of the branded pharmaceutical products which were acquired from BMS.

(1) Represents the historical results of the three branded pharmaceutical products acquired from BMS. See the special purpose historical statements of net sales and product contribution and the related notes.

(2) Adjustments to reduce cost of goods sold as reported by BMS in the special purpose historical statements of net sales and product contribution under U.S. generally accepted accounting principles to amounts that Warner Chilcott would have paid for product purchases under the 10 year supply agreement with BMS. The method of determining Warner Chilcott's cost of product under the supply agreement excludes certain indirect costs that were captured by BMS in cost of goods sold under generally accepted accounting principles. Warner Chilcott's cost of goods sold under generally accepted accounting principles will be a function of its cost of product purchases from BMS under the supply agreement.

(3) During the year ended December 31, 1999, BMS did not use either its sales force or a contract sales organization (other than Warner Chilcott) to promote Estrace(R) cream or the Ovcon(R) products. Accordingly, no amounts for field selling expenses were included in the special purpose historical statements of net sales and profit contribution during those periods. During the period from March 1999 to December 1999, Warner Chilcott promoted two of the three acquired products, Estrace(R) cream and Ovcon(R) 35, under a promotion agreement with BMS. Warner Chilcott's cost of promoting the products under the agreement were limited to the allocation of a portion of its sales force's capacity. All other expenses, including the costs of distribution, administration, samples and other promotional material and activities, were borne by BMS and are captured in selling, general and administrative expense in the special purpose statements of profit contribution. For the year ended December 31,1999 Warner Chilcott did not recognize any marketing alliance revenue related to its promotion of Estrace(R) cream and Ovcon(R)35.

       The amounts reported by BMS under selling, general and administrative expense in the special purpose historical statements of net sales and product contribution include actual amounts spent on promotional activities and allocations for marketing, distribution and freight costs,including, in 1999 certain costs incurred under the Warner Chilcott co-promotion agreement. Warner Chilcott has determined that its costs to perform each of these functions would have approximated those reported by BMS. Accordingly, no adjustment was made to increase or decrease selling, general and administrative expense to compute the pro forma amounts.

(4) Represents the amortization of the intangible assets associated with the three branded products. Our allocation of the $175.1 million purchase price for the three branded products is as follows: $168.0 million to the products (trade names, regulatory files, general know-how) and $7.1 million to goodwill, both to be amortized over 20 years.

                     WARNER CHILCOTT PUBLIC LIMITED COMPANY
        NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS


                                                                     Year Ended
                                                                 December 31, 1999
                                                                  --------------
                                                                  (in thousands)
         Amortization of:
         Acquired products (20 years).........................            $8,400
         Goodwill (20 years)..................................               353
                                                                          ------
                                                                          $8,753


(5) Reflects a reduction in pro forma interest income attributable to a $9.8 million reduction in the amount of cash available for investment at an assumed investment rate of 4.7% based on Warner Chilcott's historical returns on invested funds. The reduction in interest income follows:

                                                                     Year Ended
                                                                 December 31, 1999
                                                                  --------------
                                                                  (in thousands)

         Decrease in interest income .........................            ($460)


(6) Adjustments to reflect the increase in interest expense resulting from the issuance of the 12 5/8% Notes, amortization of the related debt discount and deferred financing costs, the availability fee of .375% on our new $10.0 million senior secured credit facility and the repayment of all other indebtedness including the senior subordinated notes due 2001 and amounts outstanding under our prior working capital facility.

                                                                     Year Ended
                                                                 December 31, 1999
                                                                  --------------
                                                                  (in thousands)


         Issuance of $200 million of Notes
              at 12 5/8%......................................         $(25,250)
         Amortization of debt discount........................             (283)
         Amortization of deferred financing costs.............           (1,000)
         Availability fee under new credit facility...........              (37)
         Interest on repaid debt..............................            3,011
                                                                       --------
                                                                       $(23,559)



(7) No adjustment has been made to recognize income tax expense in preparing the pro forma statements. As of December 31, 1999, Warner Chilcott had net operating loss carryforwards of $62.0 million for U.S. federal income tax purposes and $40.0 million for state income tax purposes. The pro forma financial statements assume that the pre-tax pro forma income would be offset by the utilization of these tax losses. A description of the statutory tax rates to be

                     WARNER CHILCOTT PUBLIC LIMITED COMPANY
        NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS


       incurred assuming the utilization of the net operating loss carryforwards is provided below:

         U.S. federal statutory rate..........................       35.0%
         State taxes, net of federal benefit..................        5.0%
         Utilization of tax loss carryforwards................      (40.0%)
                                                                    -------

                  Pro forma tax rate..........................        0.0%


      Once Warner Chilcott's net operating loss carryforwards are fully utilized for financial reporting purposes, we will be required to recognize income tax expense at our then current effective tax rate. Due to IRS rules, the tax deductibility of some interest expense on the Notes may be deferred.

(8) Before non-recurring charges directly related to the transactions as described in note (5) to the notes to the unaudited pro forma consolidated balance sheet.

                                   SIGNATURES

         PURSUANT TO THE REQUIREMENTS THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, HEREUNTO DULY AUTHORIZED.

                                    WARNER CHILCOTT PUBLIC LIMITED COMPANY

Date April 21, 2000                 By: /s/      PAUL S. HERENDEEN
                                        ---------------------------------------
                                          Paul S. Herendeen
                                          Executive Vice President and Chief
                                          Financial Officer